UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2010

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California 94108
( Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Directors

John M. Thompson, Chairman of our Board of Directors, informed the Company on May 12, 2010 that he has chosen not to run for reelection to the Board at the 2010 Annual Meeting of Stockholders.  There were no disagreements with the Company.  Mr. Thompson intends to serve until the stockholders meeting and to assist in an orderly transition of his duties to D. Jonathan Merriman, our Chief Executive Officer and a founder of the Company, and to Ronald L. Chez, the lead investor in our Series D Preferred Stock and current Board member, who will serve as Co-Chairmen.  Mr. Thompson has also been invited by the Company to join its Board of Advisors upon his departure from the Board of Directors, and he has accepted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Curhan Ford Group, Inc.

Date: May 18, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer